Exhibit 10.1

THE SCOTTS MIRACLE-GRO COMPANY

AMENDED AND RESTATED

2006 LONG-TERM INCENTIVE PLAN

PERFORMANCE UNIT AWARD AGREEMENT FOR EMPLOYEES

(with related dividend equivalents)

PERFORMANCE UNITS GRANTED TO

[Grantee’s Name] ON [Grant Date]

This Award Agreement describes the type of Award that you have been granted and the terms and conditions of your Award.

1.

DESCRIPTION OF YOUR PERFORMANCE UNITS. You have received a grant of [Number] Performance Units (“Performance Units”), based on a target level of performance, and an equal number of related dividend equivalents. If the minimum performance is achieved (and if all other service and vesting requirements are met), the Performance Units and related dividend equivalents that will actually be awarded to you may be more or less than the number of Performance Units granted. See Sections 3, 6 and Exhibit A for more details.

The “Grant Date” of your Award is [Grant Date]. To accept this Award Agreement, you must return a signed copy of this Award Agreement no later than [Date 30 Days After Grant Date], to [Third Party Administrator] (the “Third Party Administrator”) as follows:

[Third Party Administrator]

Attention: [TPA Contact’s Name]

[TPA Contact’s Address]

[TPA Telephone Number]

2.	INCORPORATION OF PLAN AND DEFINITIONS.

(a)

This Award Agreement and your Performance Units are granted pursuant to the terms and conditions of the Company’s 2006 Long-Term Incentive Plan (the “Plan”) and this Award Agreement. All provisions of the Plan are incorporated herein by reference, and your Performance Units and related dividend equivalents are subject to the terms of the Plan. To the extent there is a conflict between this Award Agreement and the Plan, the Plan will govern.

(b)	Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

3.        PERFORMANCE UNIT ACHIEVEMENT. The number of Performance Units Achieved will be calculated as follows: Performance Units Achieved = Performance Units * Payout Percentage. The number of Performance Units Achieved is subject to satisfaction of the performance criteria set forth on Exhibit A over the period beginning on [Beginning Date] and ending on [Ending Date] (the “Performance Period”), and will be determined at the end of the Performance Period. If actual performance is below the Minimum performance level indicated, no Performance Units will be achieved. Each whole Performance Unit Achieved represents the right to receive one full Share at the time and in the manner described in this Award Agreement.

4.        VESTING. Except as provided in Section 7 of this Award Agreement, the Performance Units Achieved, as described in Section 3 of this Award Agreement, are also subject to achieving the vesting criteria as follows:

(a)

General Vesting. If your employment continues from the Grant Date until [Third Anniversary of Grant Date] (the “Vesting Date”) the number of Performance Units Achieved shall become 100% vested on the Vesting Date; or

(b)

Accelerated Vesting. Under the following circumstances, the Performance Units Achieved will be deemed to become 100% vested, even if you Terminate prior to the Vesting Date (subject to the performance criteria as described in Section 3 and Exhibit A):

(i)

If you die or you Terminate because you become Disabled (as defined below), the number of Performance Units Achieved, as described in this Award Agreement, will be deemed to become 100% vested as of the Vesting Date. For purposes of this Award Agreement, “Disabled” means (A) you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (B) you are, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of your employer, or (C) you are determined to be totally disabled by the Social Security Administration or Railroad Retirement Board; or

(ii)

If you Terminate for a reason other than Cause after reaching age 55 and completing at least 10 years of employment with the Company, its Affiliates and/or its Subsidiaries, the number of Performance Units Achieved, as described in this Award Agreement, will be deemed to become 100% vested as of the Vesting Date.

5.	SETTLEMENT.

(a)

Subject to the terms of the Plan and this Award Agreement, the number of vested Performance Units Achieved, minus any shares that are withheld for taxes as provided under Section 5(c), shall be settled in a lump sum as soon as administratively practicable, but no later than 90 days following the Vesting Date (the “Settlement Date”). Your whole Performance Units Achieved shall be settled in full Shares, and any fractional Performance Unit Achieved shall be settled in cash, determined based upon the Fair Market Value of a Share on the Settlement Date.

(b)

Except as provided in Section 6 of this Award Agreement, you will have none of the rights of a shareholder with respect to Shares underlying the Performance Units unless and until you become the record holder of such Shares.

(c)

You may use one of the following methods to pay the required withholding taxes related to the settlement of your Performance Units Achieved. You will decide on the method at the time prescribed by the Company. If you do not elect one of these methods, the Company will apply the Net Settlement method described below:

(i)

CASH PAYMENT: If you elect this alternative, you will be responsible for paying the Company through the Third Party Administrator cash equal to the minimum statutory withholding requirements applicable on your Performance Units.

(ii)

NET SETTLEMENT: If you elect this alternative, the Company will retain the number of shares with a Fair Market Value equal to the minimum statutory withholding requirements applicable on your Performance Units.

(d)

Normally, the number of Performance Units Achieved will vest and be settled only under the circumstances described above. However, if there is a Change in Control, your Performance Units will become 100% vested on the date of the Change in Control and will be settled as described in the Plan. See the Plan for further details.

6.        DIVIDEND EQUIVALENTS. Each dividend equivalent represents the right to receive an amount equal to the dividends that are declared and paid during the period beginning on the Grant Date and ending on the Settlement Date (as described in Section 5(a) of this Award Agreement) with respect to the Share represented by the related Performance Unit Achieved, subject to the same terms and conditions. Any dividend equivalents described in this Section 6 will be distributed to you in accordance with Section 5 of this Award Agreement or forfeited, depending on whether or not you have met the conditions described in this Award Agreement and the Plan. Any such distributions will be made in (i) cash, for any dividend equivalents relating to cash dividends and/or (ii) Shares, for any dividend equivalents relating to Share dividends.

7.	FORFEITURE.

(a)

Except as otherwise provided in Section 4 or Section 5(d) of this Award Agreement, you will forfeit your unvested Performance Units if you Terminate prior to the Vesting Date, whether the performance criteria are achieved or not.

(b)

If you engage in “Conduct That Is Harmful To The Company” (as described below), you will forfeit your Performance Units and related dividend equivalents and must return to the Company all Shares and other amounts you have received through the Plan or this Award Agreement if, without the Company’s written consent, you do any of the following within 180 days before and 730 days after you Terminate:

(i)	You breach any confidentiality, nondisclosure, and/or noncompetition obligations under any agreement or plan with the Company or any Affiliate or Subsidiary;

(ii)	You fail or refuse to consult with, supply information to or otherwise cooperate with the Company or any Affiliate or Subsidiary after having been requested to do so;

(iii)	You deliberately engage in any action that the Company concludes has caused substantial harm to the interests of the Company or any Affiliate or Subsidiary;

(iv)

You fail to return all property (other than personal property), including vehicles, computer or other equipment or electronic devices, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible property or document and any and all copies, duplicates or reproductions that you have produced or received or have otherwise been provided to you in the course of your employment with the Company or any Affiliate or Subsidiary; or

(v)	You engaged in conduct that the Committee reasonably concludes would have given rise to a Termination for Cause had it been discovered before you Terminated.

8.        AMENDMENT AND TERMINATION. Subject to the terms of the Plan, the Company may amend or terminate this Award Agreement or the Plan at any time.

9.        BENEFICIARY DESIGNATION. You may name a beneficiary or beneficiaries to receive any vested Performance Units and related dividend equivalents that may be achieved under this Award Agreement but are settled after you die. This may be done only on the attached Beneficiary Designation Form and by following the rules described in that Form. The Beneficiary Designation Form does not need to be completed now and is not required as a condition of receiving your Award. However, if you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.

10.        TRANSFERRING YOUR PERFORMANCE UNITS AND RELATED DIVIDEND EQUIVALENTS. Except as described in Section 9, your Performance Units and related dividend equivalents may not be transferred to another person. Also, the Committee may allow you to place your Performance Units and related dividend equivalents into a trust established for your benefit or the benefit of your family. Contact the Third Party Administrator for further details.

11.        GOVERNING LAW. This Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

12.        OTHER AGREEMENTS. Your Performance Units and related dividend equivalents, whether achieved or not, will be subject to the terms of any other written agreements between you and the Company or any Affiliate or Subsidiary to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.

13.        ADJUSTMENTS TO YOUR PERFORMANCE UNITS. Subject to the terms of the Plan, your Performance Units and related dividend equivalents will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of Shares underlying your Performance Units will be adjusted to reflect a stock split).

14. YOUR	ACKNOWLEDGMENT OF AND AGREEMENT TO AWARD CONDITIONS.

By signing below, you acknowledge and agree that:

(a)	A copy of the Plan has been made available to you;

(b)	You understand and accept the terms and conditions of your Award;

(c)

You will consent (on your own behalf and on behalf of your beneficiaries and transferees and without any further consideration) to any necessary change to your Award or this Award Agreement to comply with any law and to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of your Award and reduce its value or potential value; and

(d)	You must return a signed copy of this Award Agreement to the address given above before [Date 30 Days After Grant Date].

[Grantee’s Name]	THE SCOTTS MIRACLE-GRO COMPANY

By:	By:

Date signed:	[Name of Company Representative]
[Title of Company Representative]
Date signed:

EXHIBIT A

PERFORMANCE CRITERIA